Exhibit 3.(ii)2

BYLAWS

OF

SYNNEX CORP.

(a Delaware corporation)

i

ARTICLE 5 NOTICES		9
5.1	Delivery	9
5.2	Waiver of Notice	9

ARTICLE 6 INDEMNIFICATION		9
6.1	Action Other Than by or in the Right of the Corporation	9
6.2	Actions by or in the Right of the Corporation	10
6.3	Success on Merits	10
6.4	Specific Authorization	10
6.5	Advance Payment	11
6.6	Non-Exclusivity	11
6.7	Insurance	11
6.8	Severability	11
6.9	Amendment	11

ARTICLE 7 STOCK CERTIFICATES		11
7.1	Certificates for Shares	11
7.2	Transfer of Stock	12
7.3	Registered Stockholders	12
7.4	Lost, Stolen or Destroyed Certificates	12

ARTICLE 8 GENERAL PROVISIONS		12
8.1	Dividends	12
8.2	Dividend Reserve	12
8.3	Checks	13
8.4	Corporate Seal	13
8.5	Fiscal Year	13
8.6	Execution of Corporate Contracts and Instruments	13
8.7	Representation of Shares of Other Corporations	13

ARTICLE 9 AMENDMENTS		13

ii

BYLAWS

OF

SYNNEX CORP.

(a Delaware corporation)

ARTICLE 1

Offices

1.1 Principal Office. The location of the principal executive office of the corporation is hereby fixed at 3797 Spinnaker Court, Fremont, CA 94538. The Board of Directors (herein called the “Board”) is hereby granted full power and authority to change said principal executive offices from one location to another. Any such change shall be noted on the Bylaws opposite this Article 1, Section 1.1, or this Section may be amended to state the new location.

1.2 Additional Offices. The Board may at any time establish branch or subordinate offices at any place or places.

ARTICLE 2

Meeting of Stockholders

2.1 Place of Meeting. Meetings of the stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in a manner provided in the Certificate of Incorporation, as may be amended or restated from time to time (hereinafter the “Certificate of Incorporation”), or these Bylaws or, if not so designated, as determined by the Board. If authorized by the Board, and pursuant to the procedures and guidelines established by the Board, stockholders may participate at a meeting of the stockholders by means of remote communication.

2.2 Annual Meeting. Annual meetings of stockholders shall be held on an annual basis as shall be designated by the Board or the Chief Executive Officer and stated in the notice of the meeting. At such annual meetings the Board shall be elected. The stockholders shall also transact such other business as may properly be brought before the meetings.

2.3 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by the statute or by the Certificate of Incorporation, by resolution duly adopted by the affirmative vote of a majority of the Board, or at the request of the Chairman of the Board or such additional persons as may be provided in the Certificate of Incorporation or these Bylaws. Such request shall state the purpose or purposes of the proposed meeting. Upon request in writing that a special meeting of stockholders be called for any proper purpose, directed to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary by any person (other than the Board) entitled to call a special meeting of stockholders, the person forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, such time not to be less than thirty-five (35) nor more than sixty (60) days after receipt of the request. Such request shall state the purpose or purposes of the proposed meeting. Business transaction at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

2.4 Notice of Meetings. Written notice of stockholders’ meetings, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the meeting.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.5 List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or at the principal place of business of the Corporation. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.

2.6 Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the Chief Executive Officer or the President of the Corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

2.7 Quorum and Adjournments. Except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy or, if no stockholder is present or represented by proxy, any officer entitled to preside at or to act as secretary of such meeting, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, except as otherwise provided herein, until a quorum shall be present or represented.

2.8 Voting Rights. The voting rights of the holders of Common Stock are as set forth in the Certificate of Incorporation. The stockholders entitled to notice of any meeting or to vote at any such meeting shall be the only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.10 of these Bylaws.

2.9 Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which applicable law or the Certificate of Incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

2.10 Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any other action to which such record date relates. For purposes of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board, in advance, may fix a record date, which shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such purpose.

2.11 Proxies. To the extent permitted by law, any stockholder of record may appoint a person or persons to act as the stockholder’s proxy or proxies at any stockholder meeting for the purpose of representing and voting the stockholder’s shares. The stockholder may make this appointment by any means the Delaware General Corporation Law specifically authorizes, and by any other means the Secretary of the Corporation may permit. Such proxy or proxies shall be filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it before the vote pursuant to that proxy by (i) a writing delivered to the Corporation stating that the proxy is revoked, (ii) a subsequent proxy executed by the maker of that proxy, or (iii) that person’s attendance and vote at the meeting, or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three years from the date of the proxy, unless otherwise provided in the proxy.

2.12 Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more persons, other than nominees for office, to act as inspectors of election at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best or his or her ability.

2.13 Action Without Meeting by Written Consent. Any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings or stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 3

Directors

3.1 Number, Election, Tenure and Qualifications. Subject to the Certificate of Incorporation, if applicable, the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors or by the Stockholders at an annual meeting of the Stockholders (unless the directors are elected by written consent in lieu of an annual meeting as provided in these Bylaws). No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Except for the first Board of Directors, which shall be elected by the Incorporator, at each annual meeting of the stockholders, the directors shall be elected (unless the directors are elected by written consent in lieu of an annual meeting as provided in these Bylaws), except as otherwise provided in Section 3.2 of this Article, and each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.

Directors shall serve as provided in the Certificate of Incorporation of the Corporation. Directors need not be stockholders.

3.2 Vacancies. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Vacancies in the Board, including those existing as a result of a removal of a director, may be filled in accordance with the provisions set forth in the Certificate of Incorporation. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law or these Bylaws, may exercise the powers of the full Board until the vacancy is filled.

3.3 Nominations by Board. The Board of Directors may nominate individuals for election to the Board of Directors. The Secretary of the Corporation shall announce the names of the nominees of the Board of Directors at the meeting at which Directors are to be elected.

3.4 Resignation and Removal. Any director may resign at any time upon written notice to the Corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire Board may be removed, with or without cause, by the holders of at least a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the Certificate of Incorporation.

3.5 Powers. The business of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things which are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.6 Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

3.7 The Chairman of the Board. If the Board appoints a Chairman of the Board, such Chairman shall, when present, preside at all meetings of the stockholders and the Board. The Chairman shall perform such other powers and duties and possess such powers as are customarily vested in the office of Chairman of the Board or as may be vested in the Chairman of the Board by the Board.

3.8 Annual Meetings. The annual meetings of the Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board, provided a quorum shall be present. The annual meetings shall be for the purposes of organization, and an election of officers and the transaction of other business.

3.9 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board; provided, however, that any director who is absent when such determination is made shall be given prompt notice of such determination.

3.10 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or on the written request of two or more directors, or by one director in the event that there is only one director in office. Notice of the time and place of special meetings shall be given in accordance with Article 5 herein. In case such notice is mailed, it shall be deposited in the United States mail at least two (2) days prior to the time of holding the meeting. In case such notice is delivered personally or by telegram, cable, commercial delivery service, telex, facsimile transmission, or electronic means, it shall be so delivered at least twenty–four (24) hours prior to the time of the holding of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting. Notice may be waived in accordance with Section 229 of the Delaware General Corporation Law.

3.11 Quorum, Action at Meeting and Adjournments. At all meetings of the Board, a majority of the directors then in office, but in no event less than one third of the entire Board, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise be specifically provided by law or the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.

3.12 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13 Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any member of the Board or any committee thereof may participate in a meeting of the Board or any committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.14 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, the filling of vacancies on the Board or any committee, the amendment or repeal of any resolution of the Board which by its express terms is not amendable or repealable, the appointment of other committees of the Board or the members thereof, or adopting, amending or repealing these Bylaws; and, unless the resolution designating such committee or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and make such reports to the Board as the

Board may request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the conduct of its business by the Board.

3.15 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.16 Rights of Inspection. Every director shall have the right at any reasonable time to examine the Corporation’s stock ledger, a list of stockholders and the Corporation’s other books and records for a purpose reasonably related to the director’s position as a director.

ARTICLE 4

Officers

4.1 Executive Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies. The Board shall elect a President, a Secretary, a Chief Financial Officer and a Treasurer, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board may also choose such other officers with such titles and duties as the Board deems appropriate, including one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. The officers shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment. Any officer may resign at any time upon written notice to the Corporation. The Board may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

4.2 Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

4.3 Bond. If required by the Board, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board, including without limitation a bond for the faithful performance of the duties of such officer’s office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or under such officer’s control and belonging to the Corporation.

4.4 Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE 5

Notices

5.1 Delivery. Whenever, under the provisions of law, or of the Certificate of Incorporation or these Bylaws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, electronic mail return receipt required; provided however, that the Corporation has means by which to verify the receipt, commercial delivery services, telex or similar means, addressed to such director or stockholder at such person’s address as it appears on the records of the Corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the Corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given.

5.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition to the foregoing, notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals executed under this Section 5.2 shall be filed with the corporate records or made a part of the minutes of the meeting.

ARTICLE 6

Indemnification

6.1 Action Other Than by or in the Right of the Corporation. Subject to Section 6.4, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

6.2 Actions by or in the Right of the Corporation. Subject to Section 6.4, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

6.3 Success on Merits. To the extent that a present or former director, employee, agent or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

6.4 Specific Authorization. Any indemnification under Sections 6.1 or 6.2 of this Article 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, employee, agent or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the corporation.

6.5 Advance Payment. Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the manner provided for in Section 6.4 upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the corporation as authorized in this Article 6.

6.6 Non-Exclusivity. The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or amendment of any of the provisions of this Article 6 shall not adversely affect any right or potential of any indemnitee existing at the time of such repeal or amendment.

6.7 Insurance. The Board may authorize, by a vote of the majority of the full Board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 6 and the Delaware General Corporation Law.

6.8 Severability. If any word, clause or provision of this Article 6 or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

6.9 Amendment. The intent of this Article 6 is to provide for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. To the extent that such Section or any successor Section may be amended or supplemented from time to time, this Article 6 shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by law.

ARTICLE 7

Stock Certificates

7.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates. Certificates shall be signed by, or in the name of the Corporation by, the Chairman of the Board or Vice Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to paid thereof, and the amount paid thereon shall be specified.

7.2 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and proper evidence of compliance of other conditions to rightful transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

7.3 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.4 Lost, Stolen or Destroyed Certificates. The Board may direct the issuance of a new certificate or certificates to replace any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

ARTICLE 8

General Provisions

8.1 Dividends. Dividends upon the capital stock of the Corporation, subject to any restrictions contained in the Delaware General Corporation Law or the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting or by written consent. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

8.2 Dividend Reserve. The Board may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

8.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

8.4 Corporate Seal. The Board may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board.

8.5 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

8.6 Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.7 Representation of Shares of Other Corporations. The Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

ARTICLE 9

Amendments

These Bylaws may be amended or repealed either by approval of the outstanding shares or by the approval of the Board; provided, however, that after the issuance of shares, a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable Board or vice versa may only be adopted by approval of the outstanding shares in accordance with the provisions of the Certificate of Incorporation. In the event of any conflict between these Bylaws and the Corporation’s Certificate of Incorporation, the Certificate of Incorporation shall govern.